As filed with the Securities and Exchange Commission on May 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NMI HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-4914248
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2100 Powell Street, 12th Floor

Emeryville, CA 94608

(855) 530-6642

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s principal executive offices)

William J. Leatherberry

Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

2100 Powell Street

Emeryville, CA 94608

(855) 530-6642

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Raaj S. Narayan, Esq.

Wachtell, Lipton, Rosen & Katz

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant, depending on market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Donot check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

NMI HOLDINGS, INC.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Rights

Stock Purchase Contracts

Units

This prospectus may be used by us or certain selling securityholders to offer from time to time common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts and units that include any of these securities. The common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts and units may be offered together or separately and in one or more series, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in an accompanying prospectus supplement. We will not receive any proceeds from the sale of securities by the selling securityholders.

This prospectus contains a general description of the securities we or the selling securityholders may offer. Each time we or any of the selling securityholders offer securities pursuant to this prospectus, we or such selling securityholders will provide a prospectus supplement containing specific information about the terms of the offering and, if applicable, the selling securityholders, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

The common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts and units may be sold directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of the common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts and units, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Market (the “Nasdaq”) under the symbol “NMIH.”

Investing in the offered securities involves risks. Please see the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated May 7, 2024

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing an automatic shelf registration process. Under this shelf registration, we or any of the selling securityholders may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts and units that we or the selling securityholders may offer. Each time we or any of the selling securityholders offer any securities pursuant to this prospectus, we or the selling securityholders, as applicable, will describe the specific types, amounts, prices and detailed terms of any of the offered securities, including, if applicable, the identity of the selling securityholders, in an accompanying prospectus supplement. The specific terms of the offered securities as set forth in any prospectus supplement may vary from the general terms of the securities described in this prospectus. As a result, the summary description of the common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts and units contained in this prospectus are subject to, and qualified by reference to, the specific terms of the offered securities contained in any accompanying prospectus supplement. Any accompanying prospectus supplement may also add, update or change other information, including information about us, contained in this prospectus. Therefore, for a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus;

•	the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes to information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” for information about us, including our financial statements.

Unless expressly indicated or the context requires otherwise, the terms “we,” “our,” “us,” “Company” and “NMI” in this document refer to NMI Holdings, Inc., a Delaware corporation, and its wholly-owned subsidiaries on a consolidated basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “could,” “may,” “predict,” “assume,” “potential,” “should,” “will,” “estimate,” “perceive,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. All forward-looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements, which should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, operating results, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements including, but not limited to:

•

changes in general economic, market and political conditions and policies (including rising interest rates and inflation) and investment results or other conditions that affect the U.S. housing market or the U.S. markets for home mortgages, mortgage insurance, reinsurance and credit risk transfer markets, including the risk related to geopolitical instability, inflation, an economic downturn (including any decline in home prices) or recession, and their impacts on our business, operations and personnel;

•

changes in the charters, business practices, policy, pricing or priorities of Fannie Mae and Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value (LTV) mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (FHFA), such as the FHFA’s priority to increase the accessibility to and affordability of homeownership for low-and-moderate income borrowers and underrepresented communities;

•	our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (PMIERs) and other requirements imposed by the GSEs, which they may change at any time;

•	retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.;

•	our future profitability, liquidity and capital resources;

•

actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture’s Rural Housing Service and the U.S. Department of Veterans Affairs (collectively, government MIs), and potential market entry by new competitors or consolidation of existing competitors;

•

adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning “Qualified Mortgage” and “Qualified Residential Mortgage”;

•	U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations;

•

legislative or regulatory changes to the GSEs’ role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular;

•

potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgements, settlements, fines or other reliefs that could require significant expenditures or have other negative effects on our business;

•

uncertainty relating to the coronavirus (COVID-19) virus and its variants or the measures taken by governmental authorities and other third-parties to contain the spread of COVID-19, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and our business, operations and personnel;

•

our ability to successfully execute and implement our capital plans, including our ability to access the equity, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators;

•	lenders, the GSEs, or other market participants seeking alternatives to private mortgage insurance;

•

our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry;

•	our ability to attract and retain a diverse customer base, including the largest mortgage originators;

•	failure of risk management or pricing or investment strategies;

•	decrease in the length of time our insurance policies are in force;

•	emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience;

•

potential adverse impacts arising from natural disasters including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages;

•	climate risk and efforts to manage or regulate climate risk by government agencies could affect our business and operations;

•	potential adverse impacts arising from the occurrence of any man-made disasters or public health emergencies, including pandemics;

•	the inability of our counter-parties, including third-party reinsurers, to meet their obligations to us;

•	failure to maintain, improve and continue to develop necessary information technology (IT) systems or the failure of technology providers to perform;

•

effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks (including exposure of our confidential customer and other confidential information); and

•	ability to recruit, train and retain key personnel.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the discussion under “Risk Factors” in this prospectus and the documents incorporated by reference into this prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

NMI HOLDINGS, INC.

We provide mortgage insurance (referred to as mortgage insurance or MI) through our wholly-owned insurance subsidiaries, National Mortgage Insurance Corporation (NMIC) and National Mortgage Reinsurance Inc. One (Re One). NMIC and Re One are domiciled in Wisconsin and principally regulated by the Wisconsin Office of the Commissioner of Insurance (Wisconsin OCI). NMIC is our primary insurance subsidiary, and is approved as an MI provider by the GSEs and is licensed to write MI coverage in all 50 states and D.C. Our subsidiary, NMI Services, Inc. (NMIS), provides outsourced loan review services to mortgage loan originators, and our subsidiary, Re One, historically provided reinsurance coverage to NMIC in accordance with certain statutory risk retention requirements, but following the repeal of such requirements, no longer has active insurance exposures.

MI protects lenders and investors from default-related losses on a portion of the unpaid principal balance of a covered mortgage. MI plays a critical role in the U.S. housing market by mitigating mortgage credit risk and facilitating the secondary market sale of high loan-to-value (LTV) (i.e., above 80%) residential loans to the GSEs, who are otherwise restricted by their charters from purchasing or guaranteeing high-LTV mortgages that are not covered by certain credit protections. Such credit protection and secondary market sales allow lenders to increase their capacity for mortgage commitments and expand financing access to existing and prospective homeowners.

NMI Holdings, Inc. (NMIH), a Delaware corporation, was incorporated in May 2011, and we began start-up operations in 2012 and wrote our first MI policy in 2013. Since formation, we have sought to establish customer relationships with a broad group of mortgage lenders and build a diversified, high-quality insured portfolio.

We believe that our success in acquiring a large and diverse group of lender customers and growing a portfolio of high-quality IIF traces to our founding principles, whereby we aim to help qualified individuals achieve their homeownership goals, ensure that we remain a strong and credible counterparty, deliver a high-quality customer service experience, establish a differentiated risk management approach that emphasizes the individual underwriting review or validation of the vast majority of the loans we insure, utilize our proprietary Rate GPS® pricing platform to dynamically evaluate risk and price our policies, and foster a culture of collaboration and excellence that helps us attract and retain experienced industry leaders.

Our strategy is to continue to build on our position in the private MI market, expand our customer base and grow our insured portfolio of high-quality residential loans by focusing on long-term customer relationships, disciplined and proactive risk selection and pricing, fair and transparent claims payment practices, responsive customer service, financial strength and profitability.

Our principal executive offices are located at 2100 Powell Street, 12th Floor, Emeryville, California 94608, and our telephone number is (855) 530-6642. Our website is located at www.nationalmi.com. The information contained on our website is not part of this prospectus or any accompanying prospectus supplement. The Company’s stock is publicly traded on the Nasdaq under the ticker symbol “NMIH.” Additional information about the Company is included in documents incorporated by reference in this prospectus. Please see the section entitled “Where You Can Find More Information.”

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the Securities and Exchange Commission and incorporated by reference into this prospectus, and in the other documents that are incorporated by reference into this prospectus.

Please see the section entitled “Where You Can Find More Information.” Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our competitive position, results of operations, cash flows and financial condition.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Except as otherwise provided in an accompanying prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes and those of our consolidated subsidiaries.

We will not receive any proceeds from the sale of securities by the selling securityholders.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus is a part is used by any selling securityholder for the resale of any securities described hereunder, information about such selling securityholder will be set forth in a prospectus supplement, or in one or more documents incorporated by reference into this prospectus or the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

The following briefly summarizes the material terms of NMIH’s common stock, preferred stock, amended and restated certificate of incorporation and amended and restated bylaws. These summaries do not describe every aspect of these securities and documents and are subject, and are qualified in their entirety by reference, to all the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws are incorporated by reference in the registration statement of which this prospectus forms a part. Please see the section entitled “Where You Can Find More Information” for information on how to obtain a copy of these documents.

Authorized and Outstanding Capital Stock

Our certificate of incorporation authorizes us to issue 250,000,000 shares of Class A common stock, $0.01 par value per share (which we refer to herein as our “Class A common stock” or our “common stock”), 250,000 shares of Class B non-voting common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 per share.

In 2012, we sold all 250,000 authorized shares of our Class B non-voting common stock to our founders for nominal consideration. Since that time, each share of Class B non-voting common stock issued and outstanding was automatically converted into one fully paid and non-assessable share of Class A common stock. Pursuant to our amended and restated certificate of incorporation, the shares of Class B non-voting common stock that have been converted have been retired and may not be reissued.

As of March 31, 2024, 80,545,535 shares of our common stock were outstanding, no shares of Class B non-voting common stock were outstanding, and no shares of preferred stock were outstanding.

Description of Common Stock

Voting Power. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. Except as otherwise provided by law, our amended and restated certificate of incorporation or our amended and restated bylaws or in respect of the election of directors, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present a plurality of the votes cast shall be sufficient to elect each director.

Dividends. Holders of common shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless all shares of common stock at the time outstanding are treated equally and identically.

Liquidation. If we liquidate, dissolve or wind up, (i) the rights of the holders of any outstanding shares of preferred stock will first be satisfied; and (ii) thereafter, the holders of our common stock will be entitled to receive all of our remaining assets of whatever kind available for distributions to such holders.

Preemptive or Other Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Description of Preferred Stock

The preferred stock authorized under our amended and restated certificate of incorporation may be issued from time to time in one or more series. Our board of directors has the full authority permitted by law to establish, without further stockholder approval, one or more series and the number of shares constituting each such series and to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of preferred stock, and to establish from time to time the number of shares constituting any such series or any of them, and subject to the limitation on the total number of shares of preferred stock which we have authority to issue under our amended and restated certificate of incorporation, to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease will resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Subject to applicable law and our amended and restated certificate of incorporation and bylaws, we may amend from time to time our amended and restated certificate of incorporation and bylaws to increase the number of authorized shares of preferred stock or common stock or to make other changes or additions.

As noted above, the rights, preferences and privileges of holders of common stock may be affected by the rights, preferences and privileges granted to holders of preferred stock. For this reason, you should be aware that NMIH’s board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series, and to fix the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any additional series of preferred stock upon the rights of holders of common stock until the board of directors determines the specific rights of the holders of that series. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of NMIH without further action by the stockholders.

As of May 7, 2024, we have no shares of preferred stock outstanding.

Certain Charter and Bylaw Provisions

Special Meetings of Stockholders. Our amended and restated bylaws generally provide that special meetings of our stockholders may be called only by the chairman of the board, the chief executive officer or by resolution of our board of directors. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting. At any special meeting of our stockholders, only such business will be conducted as has been specified in the notice of meeting given by or at the direction of our board of directors or otherwise properly brought before the special meeting by or at the direction of our board of directors.

No Cumulative Voting. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulative voting in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices, in the case of an annual meeting, no fewer than 90 days nor more than 120 days prior to the anniversary date of our annual meeting in the preceding year, subject to changes if the annual meeting date is advanced more than 30 days before or delayed more than 60 days after the anniversary date of the preceding year’s annual meeting, or, in the case of a special meeting, no fewer than 90 days nor more than 120 days prior to the special meeting, subject to changes if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice, including the stockholder’s ownership of the Company, synthetic equity transactions engaged in by the stockholder related to the Company, any proxies or voting agreements pursuant to which such stockholder has a right to vote shares of the Company, any stock borrowing agreements entered into by the stockholder related to the Company, any performance related fees the stockholder is entitled to based upon changes in the value of the stock of the Company, certain certifications that such stockholder has complied with the requirements of Rule 14a-19 of the Exchange Act and any other information that would be required to be made in connection with a solicitation of proxies by such stockholder pursuant to Section 14(a) of the Exchange Act. Our amended and restated bylaws also provide that such stockholder must provide information concerning each item of business proposed by the stockholder and individuals nominated for election as a director, as applicable. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.

Bylaw Amendments. Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then-outstanding shares of our common stock. Additionally, our amended and restated bylaws may be amended, altered or repealed by our board of directors by a majority vote.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock (other than shares of Class B non-voting common stock that have been converted to shares of Class A common stock) are available for future issuances without stockholder approval, subject to applicable stock exchange rules, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a “business combination” (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless: (a) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder)) those shares owned (i) by persons who are directors and also officers of such corporation and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to such time, the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Restrictions on Ownership Under Insurance Laws. The application of various state insurance laws could be a significant deterrent to any person or persons acting in concert interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity (or persons acting in concert) may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases or controls 10% or more of our outstanding common stock or the outstanding common stock of such insurance company, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

General

Subject to compliance with our other existing indebtedness, we may issue from time to time debt securities under one or more indentures (each of which we refer to herein as the “indenture”) to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. Subject to certain limitations contained therein, each indenture will not limit the amount of debt securities that we may issue thereunder.

The debt securities will be our direct obligations, which can be secured or unsecured. The debt securities will either rank as senior debt or subordinated debt, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities. Our ability to meet our obligations under the debt securities, including payment of principal and interest on the notes, depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we need to pay our debt service obligations, including payments on the debt securities. Holders of the debt securities will be structurally subordinated to the creditors, including trade creditors, of any of our subsidiaries.

We have summarized certain general features of the debt securities below. You should read the applicable indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the form of the indenture with the SEC as an exhibit to this registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of the debt securities we offer as exhibits to a filing we will make with the SEC in connection with the offering of such debt securities. Please read the section under the heading “Where You Can Find More Information.”

Terms Applicable to Debt Securities

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•

whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of “senior indebtedness”;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be guaranteed;

•	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•

the interest rate, if any, the date from which interest will accrue, interest payment dates and record dates for interest payments, the method or methods by which such rate may be determined, whether payment of interest will be contingent in any respect and/or the interest rate reset, and the method by which any of the foregoing will be determined;

•	the remarketing or extension features of the debt securities, if any;

•	our right, if any, to defer payment of interest and the maximum length of the deferral period;

•	any covenants or restrictions on us or our subsidiaries;

•

the place or places where payments on the debt securities will be payable, where the debt securities may be presented for registration of transfer or exchange, and where notices to or demands upon us in respect of the debt securities may be made;

•	our right to issue, and purchase in the open market or otherwise, debt securities of the series;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the currency and denominations in which we may issue the debt securities;

•

whether payments on the debt securities will be payable in foreign currency or currency units or another form, whether payments on the debt securities will be payable by reference to any index or formula, and the manner in which such amounts will be determined;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•

provisions relating to defeasance and covenant defeasance and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	the events of default applicable to the debt securities;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	the extent to which a secondary market for the debt securities is expected to develop;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to form, registration, exchange and transfer;

•	the designation of agents (including paying agents) with respect to the debt securities;

•	modification, waiver and amendment provisions;

•	any terms for the conversion or exchange of the debt securities for other securities issued by us;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	if applicable, the form of any legend or legends that will be borne by any global security;

•	provisions relating to the right of the trustee or the requisite holders of the debt securities to declare the principal due and payable;

•	the initial offering price;

•	any United States federal income tax consequences; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell debt securities at a discount below their stated principal amount. Any such discount may be substantial. Debt securities we sell may bear no interest or may bear interest at a rate that at the time of issuance is above or below market rates.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indentures.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF DEPOSITARY SHARES

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, please see the section entitled “Description of Our Capital Stock – Description of Preferred Stock.”

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of shares of preferred stock by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Redemption of Depositary Shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•

there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock, our preferred stock, depositary shares, debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such securities issued with each such underlying warrant;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, which may include the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

DESCRIPTION OF RIGHTS

The following is a general description of the rights we may issue to our stockholders or, under certain circumstances, third parties, from time to time. The particular terms of the rights, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the rights.

General

We may issue rights to purchase our common stock, preferred stock, depositary shares or other securities. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights and the related offering, including the following:

•	the title of the rights;

•	the aggregate number of rights issued;

•	the date of determining the stockholders entitled to the rights distribution;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such securities issued with each such underlying right;

•	the price or prices at which the rights may be exercised to purchase the securities underlying them;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;

•	the procedure and conditions related to the exercise of the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of common stock, preferred stock, depositary shares or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

In the case of rights to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon exercise of the rights to be adjusted upon the occurrence of events described in the applicable prospectus supplement, which may include the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, deliver the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following is a general description of some of the provisions of the stock purchase contracts we may offer from time to time, as well as the related purchase contract agreement and the pledge agreement. The particular terms of any series of stock purchase contracts, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contracts and the related offering. Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to holders, a specified number of shares of our common stock or our preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common stock or our preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us, or on our behalf, of shares of common stock or preferred stock or depositary shares, or they may provide for cash value settlement by reference or linkage to the value, performance or trading price of our common stock, preferred stock or depositary shares, all as set forth in the applicable prospectus supplement. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, securing the holders’ obligations to purchase or sell, as the case may be, the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of common stock, preferred stock or depositary shares pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock, preferred stock or depositary shares under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities. Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts or any combination of those securities. The applicable prospectus supplement will describe their terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

•

the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain material United States federal income tax considerations; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We or any selling securityholder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions and by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If we or any of the selling securityholders use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer’s commission. We anticipate that any underwriting agreement pertaining to any such securities will:

•

entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

•	provide that the obligations of the underwriters will be subject to certain conditions precedent; and

•	provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

Securities also may be offered directly by us or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We or any of the selling securityholders may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We or any of the selling securityholders may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We or any of the selling securityholders may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

Underwriters and agents may be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business, or, if applicable, any of the selling securityholders.

If so indicated in a prospectus supplement, we or any of the selling securityholders will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions, except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or any of the selling securityholders and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities to be offered by this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz or such other counsel to be named in the prospectus supplement relating to such securities. Additional legal matters may be passed upon for us or any underwriter, dealer or agent, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NMI Holdings, Inc. (the Company) as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information regarding us with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We maintain a website at http://www.nationalmi.com that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. Our website, and the information contained on that site, or linked to that site, are not incorporated by reference into this prospectus and do not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus (other than, in each case, unless otherwise indicated, documents or information, or portions of documents or information, deemed to have been furnished and not filed in accordance with SEC rules). We incorporate by reference the following documents:

•	Annual Report on Form 10-K for the year ended December 31, 2023;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

•	Definitive Proxy Statement on Schedule 14A filed on March 28, 2024; and

•	Current Report on Form 8-K filed on March 4, 2024 (solely with respect to Item 5.02).

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

NMI Holdings, Inc.

2100 Powell Street, 12th Floor

Emeryville, CA 94608

Attention: Investor Relations

(855) 530-6642

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement, and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell or seeking offers to buy securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus we prepare or authorize is accurate as of any date other than the date of the applicable document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

	Amount to be Paid
SEC Registration fee		$(1)(2)
Printing		(1)
Legal fees and expenses		(1)
Trustee fees		(1)
Accounting fees and expenses		(1)
Miscellaneous		(1)
Total		(1)

(1)

These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act of 1933, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

(2)	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933.

Item 15.	Indemnification of Directors and Officers

The Company is a Delaware corporation.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s second amended and restated certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the Company’s second amended and restated certificate of incorporation or third amended and restated bylaws, the Company shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

In addition, the Company’s second amended and restated certificate of incorporation provides that the Company must indemnify its directors and officers to the fullest extent authorized by Delaware law. The Company is also expressly required to advance certain expenses to its directors and officers and may carry directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities. The Company believes that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

The Company has also entered into indemnification agreements with certain of its directors and officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by law, the Company’s second amended and restated certificate of incorporation and the Company’s third amended and restated bylaws, against any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with the Company’s approval and counsel fees and disbursements. The indemnification agreements also provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s second amended and restated certificate of incorporation and third amended and restated bylaws.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement for any offering of securities

3.1	Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

3.2	Fourth Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to our Form 8-K, filed on November 10, 2022)

4.1	Amended and Restated Credit Agreement, dated as of November 29, 2021, among NMI Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to our Form 8-K, filed on November 30, 2021)

4.2	Credit Agreement, dated as of April 29, 2024, by and among NMI Holdings, Inc., the lenders party thereto and Royal Bank of Canada, as administrative agent (incorporated herein by reference to Exhibit 10.31 to our Form 10-Q, filed on May 1, 2024)

4.3*	Form of Common Stock Certificate

4.4*	Form of Certificate of Designations with respect to any preferred stock issued hereunder

Exhibit Number	Description of Document

4.5*	Form of Depositary Agreement (including form of Depositary Receipt)

4.6+	Form of Indenture related to the Debt Securities

4.7*	Form of Warrant Agreement (including form of Warrant Certificate)

4.8*	Form of Rights Agreement (including form of Rights Certificate)

4.9*	Form of Stock Purchase Contract Agreement (including form of Stock Purchase Contract Certificate)

4.10*	Form of Unit Agreement (including form of Unit Certificate)

5.1+	Opinion of Wachtell, Lipton, Rosen & Katz

23.1+	Consent of BDO USA, P.C.

23.2+	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

24+	Power of Attorney (included on the signature page)

25+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Form of Indenture.

107+	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.
+	Filed herewith.

Item 17.	Undertakings

(b)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NMI Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on May 7, 2024.

NMI HOLDINGS, INC.

By:	/s/ Adam S. Pollitzer
Name: Adam S. Pollitzer
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Adam A. Pollitzer and William J. Leatherberry, or any one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of May, 2024.

Signature	Title	Date

/s/ Adam S. Pollitzer Adam S. Pollitzer	Chief Executive Officer (Principal Executive Officer)	May 7, 2024

/s/ Aurora Swithenbank Aurora Swithenbank	Chief Financial Officer (Principal Financial Officer)	May 7, 2024

/s/ Nicholas D. Realmuto Nicholas D. Realmuto	Controller	May 7, 2024

/s/ Bradley M. Shuster Bradley M. Shuster	Executive Chairman	May 7, 2024

/s/ Steven L. Scheid Steven L. Scheid	Lead Director	May 7, 2024

/s/ James G. Jones James G. Jones	Director	May 7, 2024

/s/ Regina Muehlhauser Regina Muehlhauser	Director	May 7, 2024

/s/ Michael Montgomery Michael Montgomery	Director	May 7, 2024

/s/ Michael Embler Michael Embler	Director	May 7, 2024

/s/ Lynn S. McCreary Lynn S. McCreary	Director	May 7, 2024

/s/ Priya Huskins Priya Huskins	Director	May 7, 2024

/s/ John Erickson John Erickson	Director	May 7, 2024